UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

November 17, 2005
Date of Report (Date of Earliest Event Reported)

HEWLETT-PACKARD COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

3000 HANOVER STREET, PALO ALTO, CA		94304
(Address of principal executive offices)		(Zip code)

(650) 857-1501

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement

On November 17, 2005, the HR and Compensation Committee (the “HRC”) of the Board of Directors of Hewlett-Packard Company (“HP”) approved the amendment and restatement of the Hewlett-Packard Company 2005 Executive Deferred Compensation Plan (the “EDCP”) to: (i) provide for 6% company matching contributions for participants who do not have 62 age plus service points as of December 31, 2005; (ii) expand eligibility to allow outside directors to defer the cash portion of their annual retainer;  and (iii) to comply with the American Jobs Creation Act of 2004 (the “American Jobs Creation Act”).  In addition, the HRC approved the amendment and restatement of the Hewlett-Packard Company Excess Benefit Retirement Plan (the “EBP”) and the Hewlett-Packard Company Cash Account Restoration Plan (the “CARP”) to comply with the American Jobs Creation Act. In addition, the HRC approved the amendment and restatement of the Hewlett-Packard Company 1997 Director Stock Plan (the “Director Plan”) to permit outside directors to defer the cash portion of their annual retainer pursuant to the EDCP. The amended and restated EDCP, EBP, CARP, and Director Plan are filed with this report as Exhibits 99.1, 99.2, 99.3 and 99.4, respectively. The HRC also adopted the Hewlett-Packard Company 2005 Pay-for-Results Plan (the “2005 PfR”), subject to stockholder approval.  The 2005 PfR is a continuation of and update to HP’s existing Executive Pay-for-Results Plan, and provides short-term incentive compensation to employees of HP and its subsidiaries who are officers of HP within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended.  The 2005 PfR is filed with this report as Exhibit 99.5.

Item 5.02                     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d)                       (1)     On November 18, 2005, the Board of Directors of HP (the “Board”) elected John H. Hammergren as a director effective November 22, 2005 (the “Effective Time”).  In a press release dated August 29, 2005, HP announced that Mr. Hammergren, chairman, president and chief executive officer of McKesson Corporation, agreed to join HP’s Board.

(2)                    There is no arrangement or understanding between Mr. Hammergren and any other persons pursuant to which he was selected as a director.

(3)                    At the time of this filing, Mr. Hammergren has not been named to serve on any committee of the Board, and the information about whether Mr. Hammergren is expected to be named to serve on any committees of the Board is unavailable at the time of this filing.

(4)                    Mr. Hammergren is not a party to any transactions with HP that require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 5.03                     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)                        On November 18, 2005, the Board amended HP’s Bylaws effective as of the adjournment of the meeting of the Board on November 18, 2005 to (a) make various administrative changes to conform to Delaware law and current practice; (b) permit electronic transmissions and to permit the Board, in its discretion, to hold stockholder meetings electronically; (c) delete references to the Executive Committee; (d) provide that the voting standard will be the voting standard required by the applicable exchange if the matter is being voted upon pursuant to exchange rules (Section 2.7); (e) update the number of executive sessions of the Board (Section 3.16); (f) reduce the minimum number of directors required for a subcommittee of the Board from two to one as permitted by Delaware law (Section 4.1); (g) provide that Board Committees have the power of the Board unless limited by Board resolution, listing standards or law (Section 4.1); (h) provide that the Board will designate Section 16 officers (Section 5.3); (i) clarify that compensation of Section 16 officers is to be determined by the HRC in consultation with full Board (Section 5.4); (j) clarify that the Chairman of the Board is not an officer (Section 5.6); (k) provide that vice presidents elected by the Board have the power to sign contracts unless specifically restricted (Section 5.10); (l) delete provisions providing that vice presidents will succeed to the powers and duties of the president (Section 5.10); (m) revise the indemnification section (Article VI) to make conforming and reordering changes; and (n) provide that proxies to vote shares of other companies generally will be directed by the secretary, assistant secretary or Investment Review Committee (Section 7.3).

On November 18, 2005, the Board also approved an amendment to Section 3.2 of HP’s Bylaws to be effective on November 22, 2005 in connection with Mr. Hammergren’s appointment as a director.  Section 3.2 is amended to increase the number of HP directors from nine (9) to ten (10), effective as of the Effective Time.

The amended and restated Bylaws of HP reflecting such amendments are filed with this report as Exhibit 99.6.

Item 9.01                     Financial Statements and Exhibits

(d)                                                         Exhibits

Exhibit No.	Description
99.1	Hewlett-Packard Company 2005 Executive Deferred Compensation Plan, as amended and restated (filed herewith)
99.2	Hewlett-Packard Company Excess Benefit Retirement Plan, as amended and restated (filed herewith)
99.3	Hewlett -Packard Company Cash Account Restoration Plan, as amended and restated (filed herewith)
99.4	Hewlett-Packard Company 1997 Director Stock Plan, as amended and restated (filed herewith)
99.5	Hewlett-Packard Company 2005 Pay-for-Results Plan (filed herewith)
99.6	Bylaws of Hewlett-Packard Company, as amended and restated (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY

DATE: November 22, 2005	By:
/s/ Charles N. Charnas
	Name:	Charles N. Charnas
	Title:	Vice President, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Hewlett-Packard Company 2005 Executive Deferred Compensation Plan, as amended and restated (filed herewith)
99.2	Hewlett-Packard Company Excess Benefit Retirement Plan, as amended and restated (filed herewith)
99.3	Hewlett –Packard Company Cash Account Restoration Plan, as amended and restated (filed herewith)
99.4	Hewlett-Packard Company 1997 Director Stock Plan, as amended and restated (filed herewith)
99.5	Hewlett-Packard Company 2005 Pay-for-Results Plan (filed herewith)
99.6	Bylaws of Hewlett-Packard Company, as amended and restated (filed herewith)